UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2007

INTERDENT SERVICE
CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 333-124080

Washington	91-1577891
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

222 No. Sepulveda Blvd., Suite 740,
El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 765-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM      1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 19, 2007, InterDent Service Corporation (the “Company”), InterDent, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee and collateral agent, entered into a First Supplemental Indenture relating to its 10¾% Senior Secured Notes due 2011 (the “Notes”).   Among other things, the First Supplemental Indenture eliminated the requirement under the original Indenture, dated as of December 15, 2004, that the Company file reports with the Securities and Exchange Commission.  Consequently, on March 20, 2007, the Company filed a Form 15 with the Securities and Exchange Commission to deregister the Notes and terminate its duty to file reports under Section 15(d) of the Securities Exchange Act of 1934.

In connection with the approval and adoption of the Supplemental Indenture, the Company will pay to each record holder of its Notes as of March 16, 2007, a one-time fee of one-half of one percent (0.5%) of the outstanding principal amount of the Notes held by such holder.

A press release issued by the Company on March 20, 2007 announcing the foregoing matters is attached hereto as Exhibit 99.1.

Additional information regarding the First Supplemental Indenture is set forth in the Form 8-K filed by the Company on March 16, 2007.  The foregoing description of the terms of the First Supplemental Indenture is not complete and is qualified by reference to the First Supplemental Indenture, a copy of which was filed as Exhibit 4.1 to the Form 8-K filed by the Company on March 16, 2007.

ITEM      3.03         MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The disclosures set forth in Item 1.01 are incorporated herein by reference.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	Exhibit No.	Description of Exhibit
	99.1	Press Release issued by the Company on March 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDENT SERVICE CORPORATION

DATED: March 20, 2007	By:	/s/ Robert W. Hill
Robert W Hill, Chief Financial Officer